United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 29, 2025

Date of Report (Date of earliest event reported)

DT Cloud Star Acquisition Corporation

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-42167	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Cadman Plaza West, 12th Floor Brooklyn, NY	11201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 865-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, $0.0001 par value per share, and one Right	DTSQU	The Nasdaq Stock Market LLC
Ordinary Shares	DTSQ	The Nasdaq Stock Market LLC
Rights, each entitling the holder to receive one-ninth (1/9) of one Ordinary Share	DTSQR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement

As previously disclosed, on October 28, 2024, DT Cloud Star Acquisition Corporation (the “Company”) issued an unsecured promissory note (“the “Promissory Note”) to DT Cloud Star Management Limited (the “Sponsor”), pursuant to which the Company may borrow up to an aggregate principal amount of $300,000 (the “Working Capital Loan Note”). The Working Capital Loan Note is non-interest-bearing, and the principal under the Working Capital Loan Note is payable on the date on which we consummate an initial business combination.

On July 29, 2025, the Company entered into a Letter Agreement to the Promissory Note (the “Letter Agreement”) with the Sponsor, pursuant to which the Company and the Sponsor agreed to terminate the Promissory Note and confirmed that the outstanding amount that the Company borrowed under the Promissory Note was nil.

The Letter Agreement is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference. The foregoing is only a brief description of the material terms of the Agreement, and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entity by reference to such exhibit.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Letter Agreement to Promissory Note
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2025

DT CLOUD STAR ACQUISITION CORPORATION

By:	/s/ Sam Zheng Sun
Name:	Sam Zheng Sun
Title:	Chief Executive Officer

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